UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                 FORM 8-K



                                CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


      Date of Report (Date of earliest event reported): JANUARY 14, 2000



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)





              0-23374                                    35-1907258
      (Commission File Number)              (IRS Employer Identification No.)


            121 SOUTH CHURCH STREET
            POST OFFICE BOX 528
            MISHAWAKA, INDIANA  46544

           (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5. OTHER EVENTS.



      Pursuant to General Instruction F to Form 8-K, the press release issued January 14, 2000 concerning the First Quarter Earnings is incorporated herein by reference and is attached hereto as Exhibit 1.

      Pursuant to General Instruction F to Form 8-K, the press release issued January 19, 2000 concerning the cash dividend announcement and stock repurchase program is incorporated by reference and is attached hereto as
Exhibit 2.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



      (c)   Exhibits

            Exhibit  1 -- Press Release dated January 14, 2000.

            Exhibit 2  -- Press Release dated January 19, 2000.


                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                  _______________________________________
                 Timothy C. Boenne, Vice President



Dated:  February 8, 2000





























 January 14, 2000                          Point of Contact: Charles J. Viater


                     MFB  CORP. ANNOUNCES FIRST QUARTER EARNINGS


        Mishawaka, Indiana - MFB   Corp.  (NASDAQ/MFBC),(the"Corporation"),
 parent company of MFB Financial (the "Bank"), today reported consolidated net income of $689,000 or $.48 diluted earnings per common share for the three months ended December 31, 1999, compared to $663,000 or $.45 diluted earnings per common share for the three months ended December 31, 1998, representing a 6.67% increase in earnings per share for the Corporation.

        Net interest income after provision for loan losses for the most recent three month period totaled $2.8 million compared to $2.3 million for the same period one year ago. During the three months ended December 31, 1999 total interest income increased by $560,000 compared to the same period one year ago, primarily as a result of the redeployment of assets from relatively lower earnings investments into the Bank's loan portfolio.
Commercial and consumer loan receivables, including home equity and second mortgage loans, increased $34.5 million over the comparative three month periods. Total interest expense increased $59,000 reflecting the growth in savings account deposits and borrowed funds.

        Noninterest income increased from $304,000 for the three months ended December 31, 1998 to $358,000 for the most recent three month period, while noninterest expense increased from $1.5 million to $2.0 million for the comparable periods. The $54,000 noninterest income increase is primarily related to fees generated from the growing number of core deposit account relationships and income generated from the Bank's trust department formed in 1999. The noninterest expense increases are primarily attributable to staffing increases and renovated facilities to support lending operations along with expenses incurred in the offering of additional services to the Banks'customers.

        The  Corporation  has increased  total  assets  from  $346.5 million as of September 30, 1999 to $356.6 million as of December 31, 1999, an increase of $10.1 million (or 2.9%). Total net loans increased from $277.5 million to $288.6 million during this same three month period, an increase of $11.1 million (or 4.0%). The loan growth has been funded primarily by the growth in total savings deposits, securities sold under agreements to repurchase and additional borrowings through Federal Home Loan Bank advances.

           Total shareholders' equity increased from $31.2 million as of September 30, 1999 to $31.4 million as of December 31, 1999 mainly from net income of $689,000 offset by the repurchase of 7,500 shares of outstanding common stock during this period at a cost of $146,000, a cash dividend payment of $128,000 and a $260,000 adjustment to reflect the decrease in the market value of securities available for sale, net of tax.

            While   achieving  substantial  growth,  the   Corporation
continues to maintain asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets as of December 31, 1999 was .05% compared to .08% as of December 31, 1998.

            The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the Michiana area through its main office in Mishawaka and five banking centers located in St. Joseph and Elkhart counties.

                              MFB CORP. AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                     December 31, 1999 and September 30, 1999

                                                    December 31, September 30,
                                                          1999        1999
ASSETS
Cash and due from financial institutions     $    8,989,345 $    6,315,747
Interest-bearing  deposits in other financial
 institutions  -  short  term                     5,630,657      5,746,195
   Total cash and cash equivalents               14,620,002     12,061,942
Interest-bearing time  deposits  in
other financial institutions                      1,100,000      1,000,000
Securities available-for-sale                    34,454,705     38,170,143
Securities held to maturity                       3,967,699      3,984,338
Federal Home Loan Bank (FHLB) stock, at cost      5,711,300      5,511,300
Loans held for sale, net of unrealized losses
    of $601,218 at 12/31/99 and
    $489,152 at 9/30/99                           8,210,532      8,061,951
Loans receivable, net of allowance for
   loan losses of $707,000 at 12/31/99 and
   $638,465 at 9/30/99                          280,351,838    269,464,085
Accrued interest receivable                       1,481,497      1,363,318
Premises and equipment, net                       4,533,441      4,413,409
Mortgage Servicing Rights, net of accumulated
   amortization Of $65,059 at 12/31/99 an
   $56,571 at 9/30/99                               434,731        412,390
Investment in limited partnership                 1,208,039      1,213,430
Other assets                                        511,455        797,380

   TOTAL ASSETS                                $356,585,239   $346,453,686



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
         Noninterest-bearing demand deposits $    7,866,686 $    7,357,944
         Savings, NOW and MMDA deposits          53,983,836     52,409,560
         Other time deposits                    141,383,579    141,639,885
            Total deposits                      203,234,101    201,407,389
   Securities sold under agreements to repurchase 8,944,270      6,566,395
   Other borrowings                             111,225,750    104,225,750
   Advances from borrowers for taxes and
       insurance                                   1,086,925     2,111,183
   Accrued expenses and other liabilities            676,902       961,339
     Total Liabilities                           325,167,948   315,272,056

Shareholders' Equity
   Common Stock, 5,000,000 shared authorized;
    shares issued: 1,689,417 - 12/31/99 and 9/30/99
    shares  outstanding: 1,412,549 - 12/31/99,
           1,420,049 - 9/30/99                    13,046,898    13,016,302
   Retained earnings - substantially restricted   25,980,743    25,419,722
   Accumulated other comprehensive income (loss),
      net of tax                                    (977,529)    (717,823)
   Unearned Employee Stock Ownership Plan
        (ESOP) shares                               (172,963)    (222,963)
   Treasury Stock, 276,868 common shares-
       12/31/99 269,368 common shares - 9/30/99   (6,459,858)  (6,313,608)
     Total shareholders' equity                    31,417,291   31,181,630

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES $356,585,239  $346,453,686










                          MFB CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998


                                  Three Months  Ended December 31,

                                                                                                 1999                1998
Total interest income             $6,519,790 $5,959,522

Total interest expense             3,684,777  3,626,081

    Net interest income            2,835,013  2,333,441

Provision for loan losses             75,000     45,000

Net interest income after
 provision for loan losses         2,760,013  2,288,441

Total noninterest income             357,542    304,157

Total noninterest expense          2,010,105  1,466,857

Income before income taxes         1,107,450  1,125,741

Income tax expense                   418,624    463,038

    NET INCOME                      $688,826   $662,703



Basic earnings per common share      $   .49   $   .46

Diluted earnings per common share        .48       .45













January 19, 2000                          Point of Contact: Charles J. Viater
                                                                President/CEO

                   MFB CORP. ANNOUNCES DIVIDEND INCREASE
                       AND STOCK REPURCHASE PROGRAM


                     Mishawaka, Indiana   -   MFB   Corp.  (NASDAQ/MFBC),(the
"Corporation"), parent company of MFB Financial (the "Bank"), announced today that the Corporation has declared a cash dividend of $ .095 per share of Common Stock for the quarter ended December 31, 1999. The dividend is payable on February 15, 2000 to holders of record on February 1, 2000. "This dividend represents a 5.6% increase over the dividend declared for the quarter ended September 30, 1999 and is directly attributable to the continued growth in the Bank's core earnings, " according to Charles J. Viater, President and CEO of both the Corporation and the Bank.

             In addition, the Board of Directors announced that they have approved the repurchase, from time to time, on the open market of up to
 5% of the Corporation's outstanding shares of common stock, without par value ("Common Stock"), or 70,000 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin as early as January 21, 2000.

            According to Charles J. Viater, President of the Corporation, the Board believes that the Corporation's shares are currently undervalued by the market and that open market purchases will have the potential effect of enhancing the book value per share and the potential for growth in earnings per share of the Corporation's remaining outstanding shares.

           The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, anticipated market prices and prices actually paid by the Corporation for its shares pursuant to the stock repurchase program announced herein. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Corporation does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

            The Bank, with assets of $356.6 million as of December 31,1999 is a wholly owned subsidiary of MFB Corp., providing retail and business financial services to the Michiana area through its main office in Mishawaka and five banking centers located in St. Joseph and Elkhart counties.